SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2010

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7322 Manatee Avenue West, #299

Bradenton, Florida 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 3, 2009, Silver Falcon Mining, Inc.  (the Company”) completed the purchase of twenty acres of land in Owhyee County, Idaho under a Real Estate Purchase and Sale Agreement dated November 30, 2009 (the “Purchase Agreement”).   The purchase price for the land was $250,000, of which $25,000 was paid at closing and the remaining $225,000 was paid by the execution of a promissory note payable to the seller in the amount of $225,000.  The promissory is payable without interest in ten annual installments of $22,500 each, with the first installment being due on January 1, 2010.   A late charge of five percent (5%) is due on any annual installment which is not paid by its due date.   The note is secured by a deed of trust lien on the property that was purchased.   In addition to the property, the purchase included a fifty foot wide access easement over the seller’s property, over which the Company is responsible for constructing and maintaining a roadway to access the property.   The Company is currently constructing a mill on the site to process ore derived from its mining properties nearby.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Real Estate Purchase and Sale Agreement dated November 30, 2010
10.2	Promissory Note payable to Joyce Livestock Company Limited
10.3	Deed of Trust by and among Silver Falcon Mining, Inc., as Borrower, Pioneer Title Company, as Trustee, and Joyce Livestock Company Limited Partnership, as Lender

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: January 26, 2010	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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